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                                                                  Exhibit 10(vi)


                            FIRST AMENDMENT TO THE
                          NORTHERN TRUST CORPORATION
                          DEFERRED COMPENSATION PLAN

     WHEREAS, Northern Trust Corporation (the "Company") has adopted the Northern Trust Corporation Deferred Compensation Plan (the "Plan") for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company, effective as May 1, 1998;

     WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the right to amend the Plan when, in the sole discretion of the Company, such amendment is advisable; and

     WHEREAS, the Company deems it necessary and advisable to amend the Plan.

     NOW, THEREFORE,  the Plan is hereby amended as follows:

1.   A new Section 1.17 is added to the Plan to read as follows:

           Section 1.17. "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

2.   A new Section 1.18 is added to the Plan to read as follows:

           Section 1.18. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G.

3.   A new Section 1.19 is added to the Plan to read as follows:

           Section 1.19. "Change in Control" means the occurrence of any of the events set forth in any one of the following paragraphs:

               (1)  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the
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     Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

               (2) The election to the Board of Directors of the Company, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Company, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Company then in office, provided, however,
                                                             --------  -------
          that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company will not be considered as incumbent members of the Board of Directors of the Company for purposes of this section; or

               (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

               (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of

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          the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

4.   A new Section 1.20 is added to the Plan to read as follows:

           Section 1.20. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

5.   A new Section 1.21 is added to the Plan to read as follows:

           Section 1.21. "Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

6.   A new Section 4.3 is added to the Plan to read as follows:

           Section 4.3.  Minimum Rate of Investment Return.  Following the date
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     of a Change in Control, notwithstanding anything to the contrary herein, each Participant's Deferred Compensation Account shall be credited with a minimum annual investment return with respect to any calendar year (or portion thereof) at least equal to the average yield (as determined at auction) with respect to the 52 week United States Treasury bills issued during the previous calendar year, plus 50 basis points.

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7.   A new sentence is added to Section 7.2 of the Plan to read as follows:

     Following a Change in Control, no amendment to the Plan shall directly or indirectly effect the minimum rate of investment return set forth in
     Section 4.3 hereof.

     This First Amendment to the Northern Trust Corporation Deferred Compensation Plan shall be effective from and after May 16, 2000.


                              NORTHERN TRUST CORPORATION


                              By: /s/Peter L. Rossiter
                                 ------------------------------
                                  Name:  Peter L. Rossiter
                                  Title: Executive Vice President

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